Exhibit 99.1
FOR IMMEDIATE RELEASE
Wednesday, June 17, 2015

CLAYTON WILLIAMS ENERGY SELLS UNDEVELOPED EAGLE FORD RIGHTS
AND RESUMES DRILLING OPERATIONS AT A TWO-RIG PACE

Midland, Texas, June 17, 2015 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NYSE-CWEI) today announced that it had sold approximately 3,700 net acres in Burleson County, Texas (the “Acreage”) for cash consideration of $22.1 million. The Acreage, located east of the Company’s contiguous acreage block, was sold under a term assignment that terminates on October 27, 2015 unless the buyer commences a 90-day continuous development program on the Acreage. The Company retained its rights to all depths and formations other than the Eagle Ford formation and also retained its interest in acreage and production associated with the Porter E Unit #1, the Company’s only Eagle Ford well situated on the Acreage. Proceeds from the sale were used to reduce outstanding borrowings on the Company’s bank credit facility.

The Company also announced that it plans to resume drilling operations in the third quarter 2015, with one rig drilling horizontal Wolfcamp wells on the Company’s 66,000 net acre position in the southern Delaware Basin in Reeves County, and one rig drilling horizontal Eagle Ford wells on the Company’s 170,000 net acre block in Robertson, Burleson, Lee and Bastrop Counties, Texas. Drilling and completion costs associated with these rigs for the remainder of 2015 are expected to total approximately $35 million and will be financed by incremental borrowings on the Company’s bank credit facility.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

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These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com